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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 May 25, 2004

Whitney Information Network, Inc.
(Exact name of Registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

000-27403	84-1475486
(Commission File Number)	(IRS Employee Identification No.)

4818 Coronado Parkway
Cape Coral, Florida
(Address of principal executive offices)

33904
(Zip Code)

Registrant's telephone number, including area code: (239) 542-3401

(Former name or former address, if changed since last report)

Item 5. Other Events.

        On May 25, 2004, the Registrant paid in full a promissory note in the amount of $3,750,000 plus interest of $226,455 to Russell A. Whitney, its Chairman and Chief Executive Officer. The transaction, which was approved by the Registrant's independent directors, was determined to be in the best interests of the Registrant because the Registrant currently has significant cash reserves upon which it is earning a yield of less than 2% per annum while previously obligated to pay an interest rate on the promissory notes to Mr. Whitney in the amount of 7% per annum. The payoff of the promissory note would otherwise be due over a five year period terminating in 2009.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC. (Registrant)
Date: June 10, 2004	By:	/s/ CHARLES MILLER Charles Miller, Chief Financial Officer

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  Item 5. Other Events.
SIGNATURE